                                                                    EXHIBIT 99.2

                             NEVADA POWER COMPANY
                          CONSOLIDATED BALANCE SHEETS

                                                                                        December 31,
                                                                                     1998         1997
                                                                                  ----------   ----------
                                                                                       (In Thousands)
ASSETS:
Electrical Plant, at original cost (Notes 1, 8, 10 and 12)
 Production                                                                       $  918,804   $  900,971
 Transmission                                                                        425,632      326,917
 Distribution                                                                      1,097,583      978,144
 General                                                                             186,915      172,264
                                                                                  ----------   ----------
                                                                                   2,628,934    2,378,296
                                                                                  ----------   ----------

 Less accumulated depreciation                                                       708,791      647,208
                                                                                  ----------   ----------
    Net plant in service                                                           1,920,143    1,731,088
 Construction work in progress                                                       213,365      158,029
 Property under capital lease, net                                                    64,632       69,261
 Plant held for future use                                                             1,746        2,331
                                                                                  ----------   ----------
                                                                                   2,199,886    1,960,709
                                                                                  ----------   ----------
INVESTMENTS (Note I)
Current Assets:
  Cash and cash equivalents (Note I)                                                   1,770          720
  Customer receivables -
     Billed                                                                           49,516       45,776
     Unbilled (Note I)                                                                34,201       28,237
     Reserve for doubtful accounts                                                    (2,429)      (2,291)
  Other receivables                                                                   16,010       16,415
  Fuel stock, at average cost                                                          7,119        7,325
  Materials and supplies, at average cost                                             32,487       35,045
  Deferred energy asset (Note I)                                                      62,489       30,597
  Prepayments                                                                          7,787        6,711
                                                                                  ----------   ----------
                                                                                     208,950      168,535
                                                                                  ----------   ----------

Deferred Charges:
  Debt expense, being amortized                                                       34,932       30,461
  Other (Note II)                                                                    139,573      166,146
                                                                                  ----------   ----------
                                                                                     174,505      196,607
                                                                                  ----------   ----------
                                                                                  $2,607,824   $2,339,422
                                                                                  ==========   ==========
CAPITALIZATION AND LIABILITIES:
Capitalization (See Consolidated Schedules of Capitalization and
   Long-Term Debt):
 Common shareholders' equity                                                      $  864,036   $  833,623
 Cumulative preferred stock with mandatory sinking funds                               3,265        3,463
 Company-obligated mandatorily redeemable preferred securities                       188,872      118,872
 Long-term debt                                                                      900,227      895,439
                                                                                  ----------   ----------
                                                                                   1,956,400    1,851,397
                                                                                  ----------   ----------

Current liabilities:
  Notes payable                                                                      105,000            -
  Current maturities and sinking fund requirements (See Consolidated Schedules
     of Capitalization and Long-Term Debt)                                            50,380       19,937
  Accounts payable                                                                    83,439       64,737
  Accrued taxes                                                                            -        7,543
  Accrued interest                                                                     7,829        7,284
  Customers' service deposits                                                         14,859       15,095
  Deferred taxes on deferred energy asset (Note 3)                                    21,871       10,709
  Other                                                                               26,568       22,554
                                                                                  ----------   ----------
                                                                                     309,946      147,859
                                                                                  ----------   ----------
Commitments and Contingencies (Note 10)
Deferred Credits and Other Liabilities:
  Deferred investments tax credits (Notes 1 and 3)                                    28,083       29,544
  Deferred taxes on income (Notes 1 and 3)                                           231,610      235,846
  Customers' advances for construction                                                64,113       55,772
  Other (Note II)                                                                     17,672       19,004
                                                                                  ----------   ----------
                                                                                     341,478      340,166
                                                                                  ----------   ----------

TOTAL CAPITALIZATION AND LIABILITIES                                              $2,607,824   $2,339,422
                                                                                  ==========   ==========

                             NEVADA POWER COMPANY
                       CONSOLIDATED STATEMENTS OF INCOME
                   (In Thousands, Except Per Share Amounts)

                                                            For The Years Ended
                                                                 December 31,
                                                       1998           1997          1996
                                                    ---------      ---------      ---------
ELECTRIC REVENUES (Note I)                          $ 873,682      $ 799,148      $ 805,374

OPERATING EXPENSES AND TAXES:
  Fuel                                                149,804        138,956        112,321
  Purchased and interchanged power                    283,838        277,644        264,143
  Deferred energy cost adjustments, net (Note I)      (29,680)       (60,400)         8,817
                                                    ---------      ---------      ---------
   Net energy costs                                   403,962        356,200        385,281

  Other production operations                          21,153         21,214         17,834
  Other operations                                    113,499        101,597         99,266
  Maintenance and repairs                              49,082         52,126         44,464
  Provision for depreciation (Note I)                  73,562         66,273         61,771
  General taxes                                        22,198         21,064         19,558
  Federal income taxes (Notes I and 3)                 42,949         43,478         44,970
                                                    ---------      ---------      ---------
                                                      726,405        661,952        673,144
                                                    ---------      ---------      ---------

OPERATING INCOME                                      147,277        137,196        132,230
                                                    ---------      ---------      ---------
OTHER INCOME (EXPENSES):
  Allowance for other funds used during
    construction (Note I)                               8,944          8,760          6,240
  Other miscellaneous, net                             (4,602)        (5,741)       (10,116)
                                                    ---------      ---------      ---------
                                                        4,342          3,019         (3,876)
                                                    ---------      ---------      ---------
INCOME BEFORE INTEREST DEDUCTIONS                     151,619        140,215        128,354
INTEREST DEDUCTIONS:
  Interest on long-term debt                           56,995         50,791         47,792
  Other interest                                        6,018          1,531          2,584
  Allowance for borrowed funds used
   during construction (Note I)                        (6,080)        (2,579)          (890)
                                                    ---------      ---------      ---------
                                                       56,933         49,743         49,486
Distribution requirements
   on company-obligated mandatorily
   redeemable preferred securities
   of subsidiary trusts (Note 7)                       11,013          7,256              -
NET INCOME                                             83,673         83,216         78,868
DIVIDEND REQUIREMENTS ON PREFERRED STOCK                  174          1,125          3,956
                                                    ---------      ---------      ---------
EARNINGS AVAILABLE FOR COMMON STOCK                 $  83,499      $  82,091      $  74,912
                                                    =========      =========      =========

WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING                                           50,993         49,691         47,976
                                                    =========      =========      =========

EARNINGS PER AVERAGE COMMON SHARE                   $    1.64      $    1.65      $    1.56
                                                    =========      =========      =========

                             NEVADA POWER COMPANY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (In Thousands)

                                                                            For The Years Ended
                                                                                December 31,
                                                                    1998           1997          1996
                                                                 ---------      ---------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income                                                       $  83,673      $  83,216      $  78,868
Adjustments to reconcile net income to net
  cash provided by operating activities -
    Depreciation and amortization                                   87,458         78,274         69,876
    Deferred income taxes and investment
      tax credits                                                   23,640         21,599          5,679
    Allowance for other funds used
      during construction                                           (8,944)        (8,760)        (6,240)
    Changes in -
         Receivables                                                (9,034)       (15,407)        (1,754)
         Fuel stock and materials and supplies                       2,764            163          2,105
         Accounts payable and other current liabilities             22,788          8,306         (6,257)
         Deferred energy costs                                     (33,819)       (59,543)        12,093
         Accrued taxes and interest                                 (9,433)         2,416        (13,105)
    Other assets and liabilities                                    (4,714)           108         13,725
Net cash provided by operating activities                          154,379        110,372        154,990

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction expenditures and gross additions                     (314,366)      (213,550)      (180,871)
Investment in subsidiaries and other                                (2,780)          (463)            70
Net cash used in investing activities                             (317,146)      (214,013)      (180,801)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of capital stock                                           20,746         32,473         37,395
Issuance of company-obligated mandatorily
  redeemable preferred securities                                   70,000        118,872              -
Issuance of long-term debt                                               -         72,285         20,000
Deposit of funds held in trust                                      (1,884)       (74,672)       (22,814)
Withdrawal of funds held in trust                                   54,822         74,424         47,581
Retirement of long-term debt                                       (19,603)        (5,334)        (5,418)
Retirement of preferred stock                                         (200)       (38,200)          (200)
Increase (decrease) in short-term borrowing                        105,000              -              -
Cash dividends                                                     (73,962)       (81,216)       (80,370)
Other financing activities                                           8,898          3,185          6,674
Net cash provided by financing activities                          163,817        101,817          2,848

CASH AND CASH EQUIVALENTS (Note 1):
Net increase (decrease) during the year                              1,050         (1,824)       (22,963)
Beginning of year                                                      720          2,544         25,507

End of year                                                      $   1,770      $     720      $   2,544

CASH PAID DURING THE YEAR FOR:
Interest, net of amounts capitalized                             $  75,487      $  64,692      $  59,521

Income taxes                                                     $  27,110      $  19,545      $  51,282

See Notes to Consolidated Financial Statements

                   CONSOLIDATED SCHEDULES OF CAPITALIZATION
--------------------------------------------------------------------------------
                            (Dollars in thousands)
December 31,                                    1998             1997
------------------------------------------------------------------------------
COMMON SHAREHOLDERS' EQUITY (Note 6):
Common stock, $1 par value, authorized
     70,000,000 shares; issued and
     outstanding 51,265,117 and 50,399,746
     shares at December 31, 1998 and 1997;
     stated at                              $   54,066        $   53,604
Premium on capital stock                       687,537           667,203
Unamortized capital stock expense               (2,986)           (2,872)
Accumulated other comprehensive income          (1,395)           (1,344)
Retained earnings                              126,814           117,032
------------------------------------------------------------------------------
     Total common shareholders' equity         864,036  44.2%    833,623  45.0%
------------------------------------------------------------------------------
CUMULATIVE PREFERRED STOCK WITH MANDATORY
     SINKING FUNDS (Note 6):
Outstanding at December 31, 1998 and 1997:
     5.40% Series, 36,669 and 38,669
      shares                                       733               773
     5.20% Series, 34,570 and 36,507
      shares                                       692               730
     4.70% Series, 102,006 and 108,006
      shares                                     2,040             2,160
------------------------------------------------------------------------------
                                                 3,465             3,663
Current sinking fund requirement                  (200)             (200)
------------------------------------------------------------------------------
     Total preferred stock                       3,265    .2       3,463    .2
------------------------------------------------------------------------------
COMPANY-OBLIGATED MANDATORILY REDEEMABLE
     PREFERRED SECURITIES OF THE COMPANY'S
     SUBSIDIARY TRUST, NVP CAPITAL I,
     HOLDING SOLELY $122.6 MILLION
     PRINCIPAL AMOUNT OF 8.2% JUNIOR
     SUBORDINATED DEBENTURES OF THE
     COMPANY, DUE 2037 (Note 7)                118,872           118,872
COMPANY-OBLIGATED MANDATORILY REDEEMABLE
     PREFERRED SECURITIES OF THE COMPANY'S
     SUBSIDIARY TRUST, NVP CAPITAL III,
     HOLDING SOLELY $72.2 MILLION
     PRINCIPAL AMOUNT OF 7 3/4% JUNIOR
     SUBORDINATED DEBENTURES OF THE
     COMPANY, DUE 2038 (Note 7)                 70,000                 -
------------------------------------------------------------------------------
     Total preferred securities                188,872   9.6     118,872   6.4
------------------------------------------------------------------------------
LONG-TERM DEBT
(See Consolidated Schedules of Long-Term
 Debt)                                         900,227  46.0     895,439  48.4
------------------------------------------------------------------------------
     Total capitalization                   $1,956,400 100.0% $1,851,397 100.0%
--------------------------------------------==================================

                See Notes to Consolidated Financial Statements.
------------------------------------------------------------------------------

                             NEVADA POWER COMPANY
                   CONSOLIDATED SCHEDULES OF LONG-TERM DEBT
------------------------------------------------------------------------------
                                (In thousands)
December 31,                                               1998         1997
------------------------------------------------------------------------------
LONG-TERM DEBT (Notes 8, 9 and 10):
First mortgage bonds:
     7 1/8% Series I due 1998                            $      -     $ 15,000
     7 5/8% Series L due 2002                              15,000       15,000
     7.80% Series T due 2009                               15,000       15,000
     6.70% Series V due 2022                              105,000      105,000
     6.60% Series W due 2019                               39,500       39,500
     7.20% Series X due 2022                               78,000       78,000
     6.93% Series Y due 1999                               45,000       45,000
     8.50% Series Z due 2023                               45,000       45,000
     7.06% Series AA due 2000                              85,000       85,000
------------------------------------------------------------------------------
                                                          427,500      442,500

Industrial development revenue bonds:
     7.80% due 2020                                       100,000      100,000
     5.90% Series 1997A due 2032                           52,285       52,285
     5.90% Series 1995B due 2030                           85,000       85,000
     5.60% Series 1995A due 2030                           76,750            -
     5.50% Series 1995C due 2030                           44,000            -
     Variable rate -
          Series 1995A due 2030 (4.33%*)                        -       76,750
          Series 1995C due 2030 (4.23%*)                        -       44,000
Pollution control revenue bonds:
     6 3/8% due 2036                                       20,000       20,000
     5.80% Series 1997B due 2032                           20,000       20,000
     5.30% Series 1995D due 2011                           14,000            -
     5.45% Series 1995D due 2023                            6,300            -
     5.35% Series 1995E due 2022                           13,000            -
     Variable rate -
          Series 1995D due 2011 (4.19%*)                        -       14,000
          Series 1995D due 2023 (4.19%*)                        -        6,300
          Series 1995E due 2022 (4.19%*)                        -       13,000
Less funds held in trust                                      (10)     (52,948)
Other notes                                                   327          300
Obligations under capital leases                           91,249       93,985
------------------------------------------------------------------------------
                                                          950,401      915,172

Debt premium and discount, being amortized                      6            4
Current maturities and sinking fund requirements          (50,180)     (19,737)
------------------------------------------------------------------------------
     Total long-term debt                                $900,227     $895,439
---------------------------------------------------------=====================
*Average interest rate during 1997
                See Notes to Consolidated Financial Statements.
------------------------------------------------------------------------------

NEVADA POWER COMPANY 1998 ANNUAL REPORT

                             NEVADA POWER COMPANY
                CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
------------------------------------------------------------------------------
                                (In thousands)
For the Years Ended December 31,                  1998        1997      1996
------------------------------------------------------------------------------
Net Income                                     $ 83,673   $ 83,216   $ 78,868
-----------------------------------------------------------------------------
  Minimum pension liability adjustment              (77)    (1,487)       722
  Tax effect                                         27        521       (252)
-----------------------------------------------------------------------------
  Minimum pension liability adjustment, net of
   tax                                              (50)      (966)       470
-----------------------------------------------------------------------------
Comprehensive income                           $ 83,623   $ 82,250   $ 79,338
-----------------------------------------------==============================

                See Notes to Consolidated Financial Statements.


                             NEVADA POWER COMPANY
                 CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
-----------------------------------------------------------------------------
                                (In thousands)
For the Years Ended December 31,                 1998       1997       1996
-----------------------------------------------------------------------------
BALANCE AT BEGINNING OF YEAR                   $117,032   $117,360   $118,860
Add - Net Income                                 83,673     83,216     78,868
-----------------------------------------------------------------------------
                                                200,705    200,576    197,728
-----------------------------------------------------------------------------
Deduct:
     Dividends paid in cash:
          Cumulative preferred stock -
               5.40%, 5.20% and 4.70% Series        174        184        194
               9.90% Series (Notes 6 and 7)           -        941      3,762
          Common stock                           73,717     79,176     76,412
-----------------------------------------------------------------------------
                                                 73,891     80,301     80,368
     Redemption of preferred stock
      (Notes 6 and 7)                                 -      3,243          -
-----------------------------------------------------------------------------
                                                 73,891     83,544     80,368
-----------------------------------------------------------------------------
BALANCE AT END OF YEAR                         $126,814   $117,032   $117,360
-----------------------------------------------==============================

                See Notes to Consolidated Financial Statements.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
1    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------------

         For ratemaking and other purposes, the Company is subject to the jurisdiction of the PUCN and the FERC. The accounting records of the Company are maintained in accordance with the uniform system of accounts prescribed by the FERC and adopted by the PUCN.

         The Company is subject to the provisions of Statement of Financial Accounting Standards No. 71, Accounting for the Effects of Certain Types of Regulation, which require the Company to record certain regulatory assets and liabilities.

CONTINUING APPLICABILITY OF FASB 71

         The Company's rates are currently subject to approval by the PUCN and are designed to recover the Company's costs of providing services to its customers. A primary difference between a rate regulated entity and an unregulated entity is the timing of recognizing certain assets and expenses for financial reporting purposes. The Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" (FAS 71), prescribes the method to be used to record the financial transactions of a regulated entity. The criteria for applying FAS 71 include the following: (i) rates are set by an independent third party regulator, (ii) approved rates are intended to recover the specific costs of the regulated products or services and
(iii) rates are set at levels that will recover costs, can be charged to and collected from customers. If the Company determines as a result of competitive changes in Nevada, PUCN orders or otherwise that its business, or a portion of its business, fails to meet any of these three criteria of FAS 71, it may have to eliminate from its Consolidated Financial Statements the related transactions prescribed by the regulators that would not have been recognized if it had been a non-regulated company, which could result in an impairment of or write-off of utility assets. The Company believes, however, that it continues to meet the criteria for operating as a rate regulated entity, as prescribed by FAS 71.

         In July 1997, the Emerging Issues Task Force (EITF) of the Financial Accounting Standards Board reached a consensus on several issues which have arisen due to deregulation of the electric utility industry and the continuing applicability of FAS 71. The EITF reached a consensus that a company should stop applying FAS 71 to a separable portion of its business when deregulatory legislation or a rate order which results in deregulation gives enough detail for the company to reasonably determine how the transition plan to deregulation will effect that separable portion. Once FAS 71 is no longer applied to that separable portion of the business it should be disclosed separately in the company's financial statements. Any regulatory assets and liabilities that originated in that separable portion of the company should be evaluated on the basis of which portion of the business the regulated cash flows to settle them will come from and will not be eliminated until they are recovered, individually impaired or eliminated by the regulator or the portion of the business where the regulated cash flows come from can no longer apply FAS 71. Any new regulatory assets and liabilities are recognized within the portion of the company where the regulated cash flows for their recovery or settlement are derived and are eliminated in the same manner as existing regulatory assets and liabilities as described above. After considering the EITF, the Company believes that it continues to meet the criteria for operating as a rate regulated entity, as prescribed by FAS 71.

PRINCIPLES OF CONSOLIDATION

         The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, NVP Capital I and III. All significant intercompany transactions and balances have been eliminated in consolidation.

USE OF ESTIMATES

         The preparation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

ELECTRIC REVENUES

         The Company bills its customers monthly on a cycle basis and recognizes the estimated

--------------------------------------------------------------------------------
                    NEVADA POWER COMPANY 1998 ANNUAL REPORT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

amount of revenue applicable to kilowatthours of energy sold but not yet billed at the end of an accounting period.

DEFERRED ENERGY COST ADJUSTMENTS

         As permitted by state statute, the Company defers differences between the current cost of fuel plus net purchased power and base energy costs as defined. Any over or under recoveries are deferred in the balance sheet as a current asset or current liability. Under regulations adopted by the PUCN, deferred energy rates are revised at least every 12 months to clear the accumulated deferred balance over a future period.

ELECTRIC PLANT

         The costs of betterments and additions to electric plant and replacements of retirement units of property are capitalized. Such costs include labor, payroll taxes, material, transportation, an allowance for funds used during construction and, where applicable, property taxes. Maintenance is charged with the cost of repairs and minor replacements. Accumulated depreciation is charged for the cost of plant retired, less net salvage.

         Depreciation has been provided for financial statement purposes on a straight-line basis at rates based upon the estimated useful lives of the various classes of plant. The provisions for depreciation during 1998, 1997 and 1996 were equivalent to an annual rate of approximately 2.9 percent of the average gross investment in depreciable plant.

ALLOWANCE FOR FUNDS USED DURING CONSTRUCTION

         The allowance for funds used during construction (AFUDC) represents the estimated costs of borrowed and equity funds applicable to electric plant construction.

         The FERC has prescribed a specific computational method for determining the AFUDC rate. The PUCN has authorized the AFUDC rate to be the lesser of the rate determined under the FERC computational method or the rate equivalent to the overall rate of return authorized by the PUCN. The overall rate of return authorized by the PUCN was 9.66 percent beginning July 1994. The Company's actual AFUDC rate averaged 9.66 percent for 1998, 1997 and 1996.

RECENTLY ISSUED ACCOUNTING STANDARDS

         The Financial Accounting Standards Board recently issued Statement of Financial Accounting Standards No. 133 (FAS 133), Accounting for Derivative Instruments and Hedging Activities, which is effective for financial statements for all fiscal quarters of all fiscal years beginning after June 15, 1999. FAS 133 establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company is currently evaluating the effect of the adoption of FAS 133 on the Company's consolidated financial statements and disclosures.

FEDERAL INCOME TAXES

         The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 (FAS 109), Accounting for Income Taxes. FAS 109 requires recognition of deferred tax liabilities and assets for the future tax consequences of events that have been included in the consolidated financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The Company's December 31, 1998 consolidated balance sheet contains a net regulatory asset of $48 million related to federal income taxes. (See Note 11 of "Notes to Consolidated Financial Statements.")

         In November 1991, the PUCN issued an order which allows the Company to recover the previously flowed through tax benefits ratably over the estimated remaining book life of the plant. Calculated at current rates, approximately $31 million of income taxes will be allowed in future rates.

         Investment tax credits earned have been deferred and are being amortized to income ratably over the estimated service lives of the related property.

CASH FLOW INFORMATION

         Cash equivalents are generally convertible to cash at par on short notice and mature three months or less from the date of acquisition.

         The Company had no material noncash investing or financing transactions during 1998, 1997 or 1996.

--------------------------------------------------------------------------------
                    NEVADA POWER COMPANY 1998 ANNUAL REPORT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

OTHER ACCOUNTING POLICIES

         Certain amounts in prior periods have been reclassified to conform to the consolidated financial statement presentation for December 31, 1998.

2    MERGER; DIVIDEND POLICY

         On April 30, 1998, the Company and Sierra Pacific Resources announced that their boards of directors unanimously approved an agreement providing for a proposed merger of equals combination with stock and cash consideration. In conjunction with the proposed merger, the Company's Board of Directors stated that, beginning with the November 1998 dividend, it intended to adopt the expected combined company initial annual dividend rate. This would result in an indicated annual dividend rate of $1.00 per share for periods following the August 1998 dividend payment. For further information regarding the proposed merger please refer to the Company's Form 8-K filed with the SEC on April 30, 1998.

         Both the Company and Sierra Pacific Resources held special stockholder meetings in October 1998 during which stockholders of both companies voted to approve the proposed merger. On December 31, 1998, the PUCN approved the proposed merger subject to conditions regarding the divestiture of the two companies' generating plants, filing of general rate cases, merger costs and several other issues. On January 29, 1999, the PUCN clarified portions of the order approving the proposed merger. Both companies must sell their generating units. Upon selling the generating units, both companies can determine how they will use the proceeds of the sales, up to the book value of the plants. Any after-tax gains above book value will be used to offset stranded costs, as determined by the PUCN. Any remaining gains can be used to offset goodwill. After-tax gains may not be sufficient to cover generation-related goodwill. However, if the company demonstrates that the divestiture "resulted in a market for generation services that produced market prices that are lower than what could have been achieved otherwise, the company may include in the general rate case a request to recover goodwill." Both companies are required to file a general rate case in 1999 that would update rates to current costs and "unbundle" rates, i.e. break them into generation, transmission and distribution components. The merged company would again file a general rate case three years after the start of retail competition in the state of Nevada that would give the company the opportunity to recover costs of the merger, provided the company can demonstrate that merger savings exceed merger costs. Merger costs are to be split among the non-competitive, potentially competitive and unregulated services or businesses. An opportunity to recover the non-competitive portion of the merger costs will be addressed in the rate case that follows the start of competition in Nevada. The burden is on the company to prove that merger savings exceed merger costs. The company will also have the opportunity to recover goodwill in the same proceeding. The proposed merger is conditioned upon further regulatory approvals including the SEC, the Department of Justice and the FERC. The companies filed with the FERC a joint merger application on October 2, 1998 which was noticed on October 8, 1998. The law imposes no deadline on the FERC to issue its decision. The entire process is expected to be completed by mid-1999.

--------------------------------------------------------------------------------
                    NEVADA POWER COMPANY 1998 ANNUAL REPORT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

3    FEDERAL INCOME AND OTHER TAXES
-------------------------------------------------------------------------------

The total federal income tax expense as set forth in the accompanying Consolidated Statements of Income results in an effective federal income tax rate different from the statutory federal income tax rate for the following reasons:

For the Years Ended December 31,
(Dollars in thousands)                1998           1997           1996
------------------------------------------------------------------------------
Federal income tax at statutory
 rate                              $45,200  35.0% $44,954  35.0% $42,613  35.0%
Adjustments:
     Investment tax credit
      amortization                  (1,460) (1.1)  (1,460) (1.1)  (1,460) (1.2)
     Other items                     1,731   1.3    1,731   1.3    1,731   1.4
------------------------------------------------------------------------------
Total recorded federal income tax  $45,471  35.2% $45,225  35.2% $42,884  35.2%
-----------------------------------===========================================
Federal income taxes included in:
     Operating expenses            $42,949        $43,478        $44,970
     Other miscellaneous, net        2,522          1,747         (2,086)
------------------------------------------------------------------------------
                                   $45,471        $45,225        $42,884
-----------------------------------===========================================

The current and deferred components of federal income taxes included in operating expenses are as follows:

For the Years Ended December 31, (In thousands)    1998        1997        1996
-------------------------------------------------------------------------------
Current federal income taxes                    $19,329     $21,899    $ 39,312
-------------------------------------------------------------------------------
Deferred federal income taxes:
     Depreciation differences                    24,111      13,669      16,427
     Deferred energy costs                       11,162      20,848      (3,544)
     Contributions in aid of
      construction                              (13,211)     (6,302)     (7,720)
     Allowance for borrowed funds used during
      construction                                6,463      (2,406)       (281)
     Coal contract buyout                          (697)       (787)      1,752
     Other - net                                 (2,748)     (1,983)        484
-------------------------------------------------------------------------------
                                                 25,080      23,039       7,118
-------------------------------------------------------------------------------
Investment tax credit amortization               (1,460)     (1,460)     (1,460)
-------------------------------------------------------------------------------
     Total                                      $42,949     $43,478    $ 44,970
------------------------------------------------===============================

         The regulatory asset for temporary differences related to liberalized depreciation will continue to be amortized using the average rate assumption method required by the Tax Reform Act of 1986. The regulatory liability for temporary differences caused by investment tax credits will be amortized ratably in the same fashion as the deferred investment tax credit under former Internal Revenue Code Section 46(f)(2).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                    NEVADA POWER COMPANY 1998 ANNUAL REPORT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The net deferred federal income tax liability consists of deferred federal income tax liabilities less deferred federal income tax assets related to:

December 31, (In thousands)                              1998              1997
-------------------------------------------------------------------------------
DEFERRED FEDERAL INCOME TAX
LIABILITIES:
Temporary basis differences - plant                 $ (62,906)        $ (95,077)
Investment tax credits                                (28,083)          (29,544)
Excess of tax depreciation over book
 depreciation                                        (163,658)         (133,084)
Coal contract buyout                                     (441)           (1,138)
Accrued taxes                                          (3,120)           (3,298)
Debt reacquisition costs                               (2,177)           (2,420)
Deferred energy                                       (21,871)          (10,709)
Other                                                    (626)             (116)
-------------------------------------------------------------------------------
     Total                                           (282,882)         (275,386)
-------------------------------------------------------------------------------
DEFERRED FEDERAL INCOME TAX
ASSETS:
Unamortized investment tax credits                     15,122            15,908
Refundable customer advances                           21,837            18,920
Nonrefundable contributions in aid of
 construction                                          25,312            15,017
Capitalized expenses                                       83               (27)
Demand-side program costs                               1,319              (712)
Supplemental executive retirement plan                  2,549             2,249
Other                                                   1,082               681
-------------------------------------------------------------------------------
     Total                                             67,304            52,036
-------------------------------------------------------------------------------
Net deferred tax liability                          $(215,578)        $(223,350)
----------------------------------------------------===========================

4    EMPLOYEE BENEFITS
-------------------------------------------------------------------------------

DEFINED CONTRIBUTION RETIREMENT PLAN - The Company maintains an employee investment plan (401(k) Plan) which was established January 1, 1990, under
Section 401(k) of the Internal Revenue Code. Employees who are at least 21 years old and have completed one month of service may become "participants" in the 401(k) Plan. The Company matches 60 percent of a participant's contributions to the 401(k) Plan not to exceed 4.2 percent of the participant's annual compensation. All Company contributions are invested in common stock of the Company. The amounts expensed for Company matching contributions to the 401(k) Plan were $2,419,000 for 1998, $2,074,000 for 1997 and $1,821,000 for 1996.

DEFINED BENEFIT RETIREMENT PLAN - The Company has a non-contributory defined benefit retirement plan (PLAN) designed to meet the provisions of the Employee Retirement Income Security Act of 1974. All employees age 21 and over who have completed one year of service with at least 1,000 hours worked participate in the PLAN. Benefits under the PLAN are dependent upon each participant's salary for the highest consecutive 60 months of service and length of service.

         The Company also has a Supplemental Executive Retirement Plan (SERP) in addition to the regular PLAN. Participation is limited to such officers as the Board of Directors may select. Presently, 28 active or retired designated officers and employees participate in the SERP. The SERP will be funded as benefits are disbursed.

         The following table sets forth the funded status and amounts recognized in the Company's consolidated financial statements at December 31, 1998, 1997 and 1996 for both the PLAN and SERP.

         The discount rate and rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligations for both the PLAN and SERP were 6.75 percent and 4.5 percent in 1998, 7.5 percent and 4.5 percent in 1997, and 8 percent and 4.5 percent in 1996, respectively. The expected rate of return on PLAN assets was 8.5 percent in 1998, 1997 and 1996. PLAN assets are primarily invested in listed securities (domestic and international), fixed income securities and federal agencies securities. The accumulated benefit obligation for the SERP was $8,264,000 at December 31, 1998 and $7,452,000 at December 31, 1997.
--------------------------------------------------------------------------------

                    NEVADA POWER COMPANY 1998 ANNUAL REPORT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
RECONCILIATION OF FUNDED STATUS

                                                 PLAN                                 SERP
                                   ---------------------------------------------------------------------
For the Years Ended
 December 31,                         1998       1997        1996         1998        1997        1996
(In thousands)
--------------------------------------------------------------------------------------------------------
Change in benefit
 obligation:
Net benefit
 obligation at
 beginning of year                 $110,503    $ 96,592    $103,973     $  9,030    $  6,662    $  7,063
Service cost                          5,159       4,303       4,843          226         103         102
Interest cost                         8,598       7,893       7,642          687         544         517
Plan amendments                       2,063           -           -          178         117           -
Actuarial (gain) loss                17,989       6,473     (16,003)          11       2,041        (553)
Benefits paid                        (4,979)     (4,758)     (3,863)        (434)       (437)       (467)
--------------------------------------------------------------------------------------------------------
Net benefit obligation
 at end of year                     139,333     110,503      96,592        9,698       9,030       6,662
--------------------------------------------------------------------------------------------------------
Change in plan assets:
Fair value of plan
 assets at beginning
 of year                            100,899      81,564      74,628            -           -           -
Actual return on plan
 assets                               9,545      16,493       4,003            -           -           -
Employer contributions                5,696       7,600       6,797          434         437         467
Benefits paid                        (4,980)     (4,758)     (3,864)        (434)       (437)       (467)
--------------------------------------------------------------------------------------------------------
Fair value of plan
 assets at end of year              111,160     100,899      81,564            -           -           -
--------------------------------------------------------------------------------------------------------
Plan assets less than
 projected benefit
 obligation                         (28,173)     (9,604)    (15,028)      (9,698)     (9,030)     (6,662)
Unrecognized prior
 service costs                        7,207       5,809       6,386          577         515         495
Unrecognized actuarial
 (gain) loss                         15,850        (292)      2,712        3,470       3,646       1,692
4th quarter contri-
 butions/benefits                     3,500       1,196         800          109         109         110
--------------------------------------------------------------------------------------------------------
  Pension liability                $ (1,616)   $ (2,891)   $ (5,130)    $ (5,542)   $ (4,760)   $ (4,365)
-----------------------------------=====================================================================
Net pension expense
 comprised the
 following:
  Service cost                     $  5,159    $  4,303    $  4,843     $    226    $    103    $    102
  Interest cost on
   projected benefit
   obligation                         8,598       7,893       7,642          687         544         517
  Expected return on
   plan assets                       (7,698)     (7,015)     (6,184)           -           -           -
  Amortization of:
   Prior service cost                   665         577         227          115          98          98
   Actuarial loss                         -           -           -          188          86         137
--------------------------------------------------------------------------------------------------------
  Net periodic pension
   cost                            $  6,724    $  5,758    $  6,528     $  1,216    $    831    $    854
-----------------------------------=====================================================================

                                           PLAN                    SERP
                                   ---------------------------------------------
For the Years Ended
 December 31,                         1998       1997        1998        1997
(In thousands)
--------------------------------------------------------------------------------
Amounts recognized in
 the balance sheet
 consist of:
   Accrued benefit
    liability                      $ (1,616)   $ (2,891)    $(5,542)     $(4,760)
   Additional minimum
    liability                             -           -      (2,723)      (2,584)
   Intangible asset                       -           -         577          515
   Accumulated other
    comprehensive
    income                                -           -       2,146        2,069
--------------------------------------------------------------------------------
 Net amount recognized             $ (1,616)   $ (2,891)    $(5,542)     $(4,760)
-----------------------------------=============================================


--------------------------------------------------------------------------------
                    NEVADA POWER COMPANY 1998 ANNUAL REPORT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
POSTRETIREMENT BENEFITS OTHER THAN PENSIONS - The Company accounts for postretirement benefits other than pensions in accordance with Statement of Financial Accounting Standards No. 106 (FAS 106), Employers' Accounting for Postretirement Benefits Other Than Pensions. The Company has elected to amortize its transition obligation at January 1, 1993 over a period of 20 years.

     The Company currently provides postretirement medical, dental and vision benefits to employees who have retired. The postretirement health care plan is contributory, and retirees' contributions can be adjusted annually for increases in the cost of providing the benefits. The postretirement health care plan is being funded in amounts not to exceed the lesser of amounts collected from customers through rates or amounts allowable under the Internal Revenue Code as amended from time to time.

     Net periodic postretirement benefit cost for the years ended December 31, 1998, 1997 and 1996 included the following components:

(In thousands)                            1998        1997       1996
----------------------------------------------------------------------
Service cost                            $  432      $  370      $  406
Interest cost on projected benefit
     obligation                          1,155       1,270       1,223
Expected return on assets                 (771)       (627)       (486)
Amortization of:
     Transition obligation                 969         968         968
     Actuarial gain                       (505)       (399)       (312)
----------------------------------------------------------------------
     Net periodic postretirement
          benefit cost                  $1,280      $1,582      $1,799
----------------------------------------==============================

A reconciliation of the funded status of the plan to the amounts recognized in the Consolidated Balance Sheets as of December 31, 1998 and 1997 is as follows:

(In thousands)                                  1998        1997
-----------------------------------------------------------------
Change in benefit obligation:
Net benefit
 obligation at beginning of year             $(15,496)   $(16,065)
Service cost                                     (432)       (370)
Interest cost                                  (1,155)     (1,270)
Plan participants' contributions                  252         252
Actuarial gain (loss)                            (551)        816
Benefits paid                                   1,001       1,141
-----------------------------------------------------------------
Net benefit
 obligation at end of year                    (16,381)    (15,496)
-----------------------------------------------------------------
Change in fair value of assets:
Fair value of assets at beginning of year       8,665       7,075
Actual return on assets                         1,463         725
Employer contribution                           1,759       2,006
Plan participants' contributions                  252           -
Benefits paid                                  (1,001)     (1,141)
-----------------------------------------------------------------
Fair value of assets at end of year            11,138       8,665
-----------------------------------------------------------------
Accumulated postretirement benefit
     obligation in excess of assets            (5,243)     (6,831)
Unrecognized net transition obligation         13,561      14,530
Unrecognized net actuarial gain               (11,506)    (11,576)
4th quarter contributions                       1,908       1,267
-----------------------------------------------------------------
    Accrued postretirement benefit liability $ (1,280)   $ (2,610)
---------------------------------------------====================
Amounts recognized in
 the balance sheet
 consist of:
   Accrued benefit cost                      $ (1,280)   $ (2,610)
   Additional minimum
    liability                                       -           -
   Intangible asset                                 -           -
   Accumulated other
    comprehensive
    income                                          -           -
-----------------------------------------------------------------
 Net amount recognized                       $ (1,280)   $ (2,610)
---------------------------------------------====================

--------------------------------------------------------------------------------

                    NEVADA POWER COMPANY 1998 ANNUAL REPORT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------
         The medical cost trend rate assumed for 1999 was 6.25 percent, grading down to 4.75 percent in 2001 and remaining at that level thereafter. The health care cost trend rate has a significant effect on the accumulated postretirement benefit obligation and net periodic cost. A one-percentage-point increase in the assumed health care cost trend rate would increase the accumulated postretirement benefit obligation at December 31, 1998 by $769,000 and would increase the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1998 by $229,000. A one-percentage-point decrease in the assumed health care cost trend rate would decrease the accumulated postretirement benefit obligation at December 31, 1998 by $689,000 and would decrease the aggregate of the service and interest cost components of net periodic postretirement benefit cost for 1998 by $214,000. The weighted-average discount rate used in determining the accumulated postretirement benefit obligation at December 31, 1998 was 6.75 percent. The expected rate of return on assets was 8.5 percent in 1998. Assets are primarily invested in listed stocks, fixed income securities and federal agencies securities.

5    SHORT-TERM BORROWINGS
--------------------------------------------------------------------------------

         The Company has a $125 million bank revolving credit facility which expires on November 21, 2002, and pays a facility fee based on the Company's senior unsecured debt rating. Borrowing rates under the bank line are determined by both current market rates and the Company's senior unsecured debt rating. There were $105 million in short-term borrowings outstanding at a weighted average rate of 6.8% on the $125 million bank line at December 31, 1998 and none at December 31, 1997.

         In April 1998, the Company obtained an additional $50 million bank revolving credit facility which expires on April 16, 1999 and pays a facility fee based on the Company's senior unsecured debt rating. Borrowing rates under the bank line are determined by both current market rates and the Company's senior unsecured debt rating. There were no short-term borrowings outstanding on the $50 million bank line at December 31, 1998.

6    CAPITAL STOCK
-------------------------------------------------------------------------------

The changes in common stock shares for 1996, 1997 and 1998 are as follows:
                                                                         Shares
-------------------------------------------------------------------------------
Outstanding, January 1, 1996                                         47,038,193
Issued under 401(k) Savings Plan                                         87,889
Issued under Stock Purchase and Dividend Reinvestment Plan            1,659,764
-------------------------------------------------------------------------------
Outstanding, December 31, 1996                                       48,785,846
Issued under 401(k) Savings Plan                                         98,184
Issued under Stock Purchase and Dividend Reinvestment Plan            1,515,716
-------------------------------------------------------------------------------
Outstanding, December 31, 1997                                       50,399,746
Issued under 401(k) Savings Plan                                         65,609
Issued under Stock Purchase and Dividend Reinvestment Plan              799,762
-------------------------------------------------------------------------------
Outstanding, December 31, 1998                                       51,265,117
-------------------------------------------------------------------============

         Premium on capital stock increased $20.3 million, $31.8 million and $35.2 million during 1998, 1997 and 1996, respectively, due to issuances of common stock. Cash dividends paid per share on common stock were $1.45 during 1998 and $1.60 during 1997 and 1996.

         Under the provisions of the 4.70%, 5.20% and 5.40% series cumulative preferred stock with mandatory sinking funds, the Company is obligated to use its best efforts to purchase, each year, up to an aggregate of 6,000, 2,000 and 2,000 shares, respectively, at prices not in excess of $20.00 per share. The obligations are not cumulative. The 5.20% series and 5.40% series are presently redeemable at the option of the Company at $21.00 per share and the 4.70% series at $20.25 per share. Completion of the proposed merger requires that all of the cumulative preferred stock be redeemed.

         In October 1990, the Company adopted a Stockholder Rights Plan and issued through dividend to its common shareholders one stock purchase right for each outstanding share of common stock. The rights expire in October 2000. The rights to purchase junior preference shares, common

--------------------------------------------------------------------------------
                    NEVADA POWER COMPANY 1998 ANNUAL REPORT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

shares or shares of a successor corporation are not exercisable unless certain events occur and are intended to assure fair shareholder treatment in any takeover of the Company and to guard against abusive takeover tactics. The current proposed merger with Sierra Pacific Resources will not trigger the Stockholder Rights Plan.

7    PREFERRED SECURITIES
-------------------------------------------------------------------------------
         On April 2, 1997, NVP Capital I (Trust), a wholly-owned subsidiary of the Company, issued 4,754,860 8.2% QUIPS at $25 per security. The Company owns all of the Series A common securities, 147,058 shares issued by the Trust for $3.7 million. The QUIPS and the common securities represent undivided beneficial ownership interests in the assets of the Trust, a statutory business trust formed under the laws of the state of Delaware. The existence of the Trust is for the sole purpose of issuing the QUIPS and the common securities and using the proceeds thereof to purchase from the Company its 8.2% Junior Subordinated Deferrable Interest Debentures (QUIDS) due March 31, 2037, extendible to March 31, 2046 under certain conditions, in a principal amount of $122.6 million. The sole asset of the Trust is the QUIDS. Holders of the Series A QUIPS are entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of each year. The Series A QUIPS are subject to mandatory redemption, in whole or in part, upon repayment of the Series A QUIDS at maturity or their earlier redemption in an amount equal to the amount of related Series A QUIDS maturing or being redeemed. The QUIPS are redeemable at $25 per preferred security plus accumulated and unpaid distributions thereon to the date of redemption. The Company's obligations under the guarantee agreement entered into in connection with the QUIPS when taken together with the Company's obligation to make interest and other payments on the QUIDS issued to the Trust, and the Company's obligations under the Indenture pursuant to which the QUIDS are issued and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and liabilities of the Trust, provides a full and unconditional guarantee by the Company of the Trust's obligations under the QUIPS. Financial statements of the Trust are consolidated with the Company's. Separate financial statements are not filed because the Trust is wholly-owned by the Company and essentially has no independent operations, and the Company's guarantee of the Trust's obligations is full and unconditional. The $118.9 million in net proceeds to the Company was used for general corporate utility purposes and the repayment of short-term debt incurred to redeem the Company's $38 million, 9.9% Redeemable Cumulative Preferred Stock on April 1, 1997.

         In October 1998, NVP Capital III (Trust), a wholly-owned subsidiary of the Company, issued 2,800,000 7 3/4% Cumulative Quarterly Trust Issued Preferred Securities at $25 per security. The Company owns all the common securities, 86,598 shares issued by the Trust for $2.2 million. The Trust Issued Preferred Securities and the common securities represent undivided beneficial ownership interests in the assets of the Trust, a statutory business trust formed under the laws of the state of Delaware. The existence of the Trust is for the sole purpose of issuing the Trust Issued Preferred Securities and the common securities and using the proceeds thereof to purchase from the Company its 7 3/4% Junior Subordinated Deferrable Interest Debentures due September 30, 2038, extendible to September 30, 2047 under certain conditions, in a principal amount of $72.2 million. The sole asset of the Trust is the deferrable interest debentures. Holders of the Trust Issued Preferred Securities are entitled to receive preferential cumulative cash distributions accruing from the date of original issuance and payable quarterly in arrears on the last day of March, June, September and December of each year. The Trust Issued Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of the deferrable interest debentures at maturity or their earlier redemption in an amount equal to the amount of related deferrable interest debentures maturing or being redeemed. The Trust Issued Preferred Securities are redeemable at $25 per preferred security plus accumulated and unpaid distributions thereon to the date of redemption. The Company's obligations under the guarantee agreement entered into in connection with the Trust Issued Preferred Securities when taken together with the Company's obligation to make interest

--------------------------------------------------------------------------------
                    NEVADA POWER COMPANY 1998 ANNUAL REPORT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

and other payments on the deferrable interest debentures issued to the Trust, and the Company's obligations under the Indenture pursuant to which the deferrable interest debentures are issued and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and liabilities of the Trust, provides a full and unconditional guarantee by the Company of the Trust's obligations under the Trust Issued Preferred Securities. Financial statements of the Trust are consolidated with the Company's. Separate financial statements are not filed because the Trust is wholly-owned by the Company and essentially has no independent operations, and the Company's guarantee of the Trust's obligations is full and unconditional. The $70 million in net proceeds to the Company was used for general corporate utility purposes including the repayment of short term debt.

8    LONG-TERM DEBT
-------------------------------------------------------------------------------
         None of the long-term debt is held by or for the account of the Company.

         The amounts of long-term debt maturities, including sinking fund requirements, are $50.2 million in 1999, $90.5 million in 2000, $3.6 million in 2001, $20.1 million in 2002 and $4.7 million in 2003, including $4.9 million, $5.2 million, $3.5 million, $5.0 million and $4.7 million for obligations under capital leases, respectively.

         Generally, electric plant is subject to the first mortgage lien. It is the Company's intention to meet the sinking fund requirements for its series L first mortgage bonds by pledging property additions in lieu of cash payments. The series T, V, W and X first mortgage bonds correspond with respect to their terms to two series of collateralized pollution control revenue bonds and two series of industrial development revenue bonds issued by Clark County, Nevada.

         The industrial development revenue bonds and pollution control revenue bonds were issued by various municipal authorities and are guaranteed as to payment of principal and interest by the Company.

         On January 29, 1998, the Company remarketed at fixed rates $141.05 million Clark County, Nevada (Nevada Power Company Project) variable rate revenue bonds consisting of $76.75 million Series 1995A IDBs due 2030 at 5.6 percent, $44 million Series 1995C IDBs due 2030 at 5.5 percent and $20.3 million Series 1995D PCRBs with $14 million due 2011 at 5.3 percent and $6.3 million due 2023 at 5.45 percent. On the same date, $13 million Coconino County, Arizona (Nevada Power Company Project) Series 1995E PCRBs due 2022 were remarketed at a
5.35 percent fixed rate. The Company also remarketed $85 million Series 1995B Clark County, Nevada (Nevada Power Company Project) variable rate IDBs due 2030 at a 5.9 percent fixed rate on November 24, 1997.

9    FAIR VALUE OF FINANCIAL INSTRUMENTS
-------------------------------------------------------------------------------
         Disclosure by the Company of the estimated fair value of financial instruments is made in accordance with the requirements of Statement of Financial Accounting Standards No. 107 (FAS 107), Disclosures about Fair Value of Financial Instruments. At December 31, 1998 and 1997, the provisions of FAS 107 applies to the Company's long-term debt, QUIPS and 7 3/4% Trust Issued Preferred Securities.

         In accordance with FAS 107, the Company estimates the fair value of its long-term debt, QUIPS and Trust Issued Preferred Securities based on quoted market prices for the same or similar issues or on current interest rates available to the Company for debt with similar terms and maturity. The book value and estimated fair value of the Company's long-term debt, including current maturities and sinking fund requirements and excluding obligations under capital leases, were $859 million and $913 million at December 31, 1998, and $821 million and $857 million at December 31, 1997, respectively. The book value and estimated fair value of the QUIPS were $119 million and $122 million at December 31, 1998, and $119 million and $125 million at December 31, 1997, respectively. The book value and estimated fair value of the 7 3/4 % Trust Issued Preferred Securities were $70 million and $71 million at December 31, 1998, respectively. The estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange. The use of different market assumptions and/or estimation methodologies may have an effect on the estimated fair value amounts.

--------------------------------------------------------------------------------
                    NEVADA POWER COMPANY 1998 ANNUAL REPORT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

10   COMMITMENTS AND CONTINGENCIES
--------------------------------------------------------------------------------

LEGAL MATTERS

         The Company is involved in litigation arising in the normal course of business. While the results of such litigation cannot be predicted with certainty, management, based upon advice of counsel, believes that the final outcome will not have a material adverse effect on the Company's financial position, results of operations and net cash flow.

         On February 6, 1997, the PUCN issued its opinion and order in the last phase of the 1995 deferred energy case concerning the prudency of the Company's fuel and purchased power expenditures during the period June 1993 to May 1995, a buyout of a coal supply agreement and a credit to customers related to the use of coal reserves in an unregulated subsidiary company. The PUCN order resulted in a fourth quarter 1996 charge of $5.5 million, net of tax, for amounts disallowed by the PUCN. On May 7, 1997, the Company filed a Petition for Judicial Review in the First District Court in Carson City, Nevada challenging the PUCN's findings which resulted in disallowances. The Court recently held oral argument on the appeal and the Company is awaiting a decision.

         The Grand Canyon Trust and Sierra Club filed a lawsuit in the U.S. District Court, District of Nevada, in February 1998 against the owners of the Mohave Generating Station (Mohave) alleging violations of the Clean Air Act regarding emissions of sulfur dioxide and particulates. The owners believe the emission limits referenced in the suit are not applicable to Mohave. The owners previously partnered with the Environmental Protection Agency (EPA) and the National Park Service on a multi-year study to determine the impacts, if any, of Mohave emissions on visibility in the Grand Canyon (see Environmental Matters). The environmental groups want the owners to install pollution control equipment at an estimated cost of $300 to $350 million. The Company owns a 14 percent interest in Mohave. The outcome of this action cannot be determined at this time.

         The owners of Mohave, including the Company, will participate in collaborative talks with groups interested in the plant's future (see Environmental Matters).

ENVIRONMENTAL MATTERS

         The Federal Clean Air Act Amendments of 1990 (Amendments) include provisions for reduction of emissions of oxides of nitrogen by establishing new emission limits for coal-fired generating units. This will require the installation of additional pollution-control technology at some of the Reid Gardner Station generating units before 2000 at an estimated cost to the Company of no more than $6 million; $4.4 million has been spent to date. Installation is scheduled for completion by May 1999.

         Also, the United States Congress authorized the EPA to study the potential impact Mohave may have on visibility in the Grand Canyon area. A draft report of the study results was released for peer review in September 1998 and a final report is expected in the first quarter of 1999. The majority owner has estimated that control costs, if required, could total between $300 and $350 million.

         The owners of Mohave, including the Company, will participate in planned collaborative talks with groups interested in the plant's future, provided that all stakeholders are willing to participate in a collaborative effort. The owners' position in these talks could include a commitment to place sulfur dioxide scrubbers and fine particulate controls on the plant between 2005 and 2008. Interest groups include the local communities, plant employees, the EPA state jurisdictions and the plant owners. Collaborative talks could begin in the first quarter of 1999.

         In 1991, the EPA published an order requiring the Navajo Generating Station (Navajo) to install scrubbers to remove 90 percent of sulfur dioxide emissions beginning in 1997. As an 11.3 percent owner of Navajo, the Company will be required to fund an estimated $50.9 million for installation of the scrubbers. The first of three scrubber units was placed in commercial operation in November 1997, the second scrubber in September 1998, with the last scrubber unit scheduled to be operational by August 1999. Currently, the project is approaching 98 percent completion. The Company has spent approximately $45.6 million through December 1998 on the scrubbers' construction. In 1992, the Company received resource planning approval from the PUCN for its share of the cost of the scrubbers.

--------------------------------------------------------------------------------
                    NEVADA POWER COMPANY 1998 ANNUAL REPORT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

LEASES

         In 1984, the Company sold its administrative headquarters facility, less furniture and fixtures, for $27 million and entered into a 30-year capital lease of that facility with five-year renewal options beginning in year 31. The fixed rental obligation for the first 30 years is $5.1 million per year. Future cash rental payments as of December 31, 1998, are as follows:

(In thousands)
----------------------------------------------------
1999                                        $  4,880
2000                                           6,156
2001                                           6,156
2002                                           6,156
2003                                           6,156
Thereafter                                    80,433
----------------------------------------------------
                                            $109,937
--------------------------------------------========

         The amount of imputed interest necessary to reduce the future cash rental payments to present value is $60.5 million as of December 31, 1998.

         Total interest expense on the lease obligation was $5.6 million and total amortization of the leased facility was $(194,000) for the year ended December 31, 1998. The total accumulated amortization of the leased facility on December 31, 1998, was $9.7 million.

         At December 31, 1998, the Company has certain long-term noncancelable operating lease agreements for which the future minimum lease payments are immaterial.

FUEL AND PURCHASED POWER OBLIGATIONS

         The Company has seven long-term contracts for the purchase of electric energy and/or capacity. The contracts expire in years ranging from 1999 to 2016.

         Total payments under these contracts were $46.3 million, $41.9 million and $39.7 million in 1998, 1997 and 1996, respectively. The cost of power obtained under these contracts is included in purchased and interchanged power expense in the Consolidated Statements of Income.

         At December 31, 1998, the estimated future payments for capacity and energy that the Company is obligated to purchase under these contracts, subject in part to certain conditions, are as follows:

                                      Accounted for
                                       as Long-Term     Accounted for
                                          Executory      as Long-Term
(In thousands)                            Contracts     Capital Lease
---------------------------------------------------------------------
1999                                       $ 20,736          $ 11,844
2000                                         11,338            11,315
2001                                              -            10,786
2002                                              -            10,282
2003                                              -             9,752
Thereafter                                        -            91,652
---------------------------------------------------------------------
Total minimum payment                      $ 32,074           145,631
-------------------------------------------========
Less amount representing estimated
     executory costs included in total
     minimum payment                                          (82,544)
---------------------------------------------------------------------
Net minimum payments                                           63,087
Less amount representing interest                             (21,260)
---------------------------------------------------------------------
Present value of net minimum payments                        $ 41,827
-------------------------------------------------------------========

         One purchase power obligation is accounted for as a capital lease according to Financial Accounting Standards No. 13 Accounting for Leases. Total interest expense on the capital lease was $4.2 million, $4.6 million and $5.1 million in 1998, 1997 and 1996, respectively. Total amortization on the capital lease was $4.5 million, $5.2 million and $5.3 million in 1998, 1997 and 1996, respectively. Total accumulated amortization was $41.2 million as of December 31, 1998.

         The Company has contracted with various coal suppliers to provide coal to the Reid Gardner Generating Station. The contracts expire in years ranging from 1999 to 2007.

         Costs of approximately $32.1 million, $18.1 million and $25.9 million were incurred under the long-term coal contracts in 1998, 1997 and 1996, respectively.

         In addition, the Company has long-term transportation arrangements with railway companies to transport coal to the Reid Gardner Generating Station and a coal railcar lease. The contracts expire in 1999, 2000 and 2011.

--------------------------------------------------------------------------------

                    NEVADA POWER COMPANY 1998 ANNUAL REPORT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         Costs of approximately $18.3 million, $15.0 million and $18.5 million were incurred under the coal transportation contracts in 1998, 1997 and 1996, respectively.

         At December 31, 1998 the estimated future payments for purchase and transportation of coal that the Company is obligated to purchase under these contracts are as follows:

(In thousands)                 Coal Transportation           Coal Use
---------------------------------------------------------------------
1999                                       $13,278           $ 18,465
2000                                        12,111             15,956
2001                                         1,012             16,222
2002                                         1,012             15,823
2003                                         1,012             11,360
Thereafter                                   8,014             40,270
---------------------------------------------------------------------
                                           $36,439           $118,096
-------------------------------------------==========================

CONSTRUCTION

         Certain commitments have been incurred at December 31, 1998, in connection with the 1999 construction budget. Construction expenditures are estimated at $245 million, excluding AFUDC, for 1999.

11   OTHER DEFERRED CHARGES AND CREDITS
-------------------------------------------------------------------------------

OTHER DEFERRED CHARGES

         At December 31, 1998, other deferred charges include a regulatory asset of $62.9 million and a deferred tax asset of $15.1. The regulatory asset represents future revenue to be received from customers due to the flow-through of tax benefits of temporary differences in prior years and the deferred tax asset is from temporary differences caused by investment tax credits.

         At December 31, 1998, organizational study, early retirement and severance costs of $3 million are included in other deferred charges as a regulatory asset and are being amortized over an eight-year period effective February 1994 as approved in an order issued by the PUCN in 1994. These costs are a result of the completion of a comprehensive organizational study started in 1993.

         Other deferred charges as of December 31, 1998, also include $47.1 million for deferred federal income taxes on customer advances for construction.

OTHER DEFERRED CREDITS

         Other deferred credits as of December 31, 1998, include a regulatory liability of $15.1 million representing amounts to be refunded to customers in the future as a result of the Company adopting FAS 109.

12   INTERESTS IN JOINTLY OWNED ELECTRIC UTILITY FACILITIES
--------------------------------------------------------------------------------

At December 31, 1998, the Company owned the following undivided interests in jointly owned electric utility facilities:

                                           Company's Share of
-------------------------------------------------------------------------------
                                                                   Construction
              Percent Owned   Plant      Accumulated    Net Plant       Work In
               by Company In Service Depreciation In Service Progress (In thousands)
-------------------------------------------------------------------------------
FACILITY
Navajo Generating
 Station               11.3    $186,483     $ 79,356     $107,127       $13,078
Mohave Generating
 Station               14.0      77,950       30,105       47,845         2,171
Reid Gardner Unit
 No. 4 Generating
 Station               32.2     125,719       43,525       82,194           352
-------------------------------------------------------------------------------
     Total                     $390,152     $152,986     $237,166       $15,601
-------------------------------================================================

The amounts above for Navajo and Mohave include the Company's share of transmission systems and general plant equipment and, in the case of Navajo, the Company's share of the jointly owned railroad which delivers coal to the plant. Each participant provides its own financing for all of these jointly owned facilities. The Company's share of operating expenses for these facilities is included in the corresponding operating expenses in the Consolidated Statements of Income.

--------------------------------------------------------------------------------
                    NEVADA POWER COMPANY 1998 ANNUAL REPORT
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

13   QUARTERLY FINANCIAL DATA (UNAUDITED)
--------------------------------------------------------------------------------

(In thousands, except per share amounts)

                                   March 31      June 30      September 30  December 31
---------------------------------------------------------------------------------------
1998:
Electric Revenues                 $165,263      $198,935       $327,776      $181,708
Operating Income                    21,263        24,788         76,919        24,307
Net Income                           6,936        10,446         61,987         4,304
Earnings Available
  for Common Stock                   6,892        10,401         61,945         4,261
Earnings per Average
  Common Share                         .14           .20           1.21           .08
Dividends per Common Share             .40           .40            .40           .25
Common Stock Price per Share:
High                                    26 3/4        26 15/16       26 15/16      26 13/16
Low                                     24 3/8        22 3/16        23 1/16       23 3/16

--------------------------------------------------------------------------------

1997:
Electric Revenues                 $155,355        $199,970      $284,994     $158,829
Operating Income                    19,441          32,297        66,483       18,975
Net Income                           8,570          18,870        52,747        3,029
Earnings Available
  for Common Stock                   7,583          18,823        52,701        2,984
Earnings per Average
  Common Share                         .15             .38          1.06          .06
Dividends per Common Share             .40             .40           .40          .40
Common Stock Price per Share:
High                                    20 25/32        21 1/2        22 3/16      27 5/8
Low                                     19 3/4          19 3/8        20 5/8       20 5/8

--------------------------------------------------------------------------------

         The business of the Company is seasonal in nature and it is management's opinion that comparisons of earnings for the quarters do not give a true indication of overall trends and changes in the Company's operations.

         High and low common stock prices shown are as reported by the Wall Street Journal as New York Stock Exchange Composite Transactions. The common stock is also listed on the Pacific Exchange.

         Holders of common stock are entitled to dividends as declared by the Board of Directors, subject to the rights of the cumulative preferred stock and the preference stock of the Company to quarterly cumulative dividends as declared by the Board of Directors. The Company has paid quarterly dividends on its common stock since August 1954.

         The Company had 46,693 shareholders of record of common stock at December 31, 1998.

--------------------------------------------------------------------------------
                    NEVADA POWER COMPANY 1998 ANNUAL REPORT
                        REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Shareholders of Nevada Power Company:

         We have audited the consolidated balance sheets and schedules of capitalization and long-term debt of Nevada Power Company and its subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, retained earnings and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Nevada Power Company and its subsidiaries at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.


DELOITTE & TOUCHE LLP
Deloitte & Touche LLP
Las Vegas, Nevada
March 1, 1999